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                               JASON INCORPORATED                  EXHIBIT 21.1
                                  SUBSIDIARIES
                                      10-K

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



                   NAME                             JURISDICTION                  PERCENT
                                                                                 OWNERSHIP
--------------------------------------------    ---------------------    ---------------------------

Osborn de Venezuela                             Venezuela                                    100.00

Jason Industrial Products International         Barbados                                     100.00

Jason Nevada, Inc.                              Nevada                                       100.00

Braden Nevada, Inc.                             Nevada                                       100.00

Deltak Nevada, Inc.                             Nevada                                       100.00

Janesville de Mexico                            Mexico                                        79.69

Jason Ohio Corporation                          Ohio                                         100.00

JacksonLea de Mexico                            Mexico                                       100.00

JacksonLea Canada                               Canada                                       100.00

Jason Canada, Inc.                              Canada                                       100.00

Jason Components Shenzhen                       China                                        100.00

Jason Components Shanghai                       China                                        100.00

Jason Holding GmbH                              Germany                                      100.00

Jason GmbH                                      Germany                                       99.98

Danline GmbH                                    Germany                                      100.00

Osborn International AB                         Sweden                                        99.98

Kohlswa Prod. AB                                Sweden                                       100.00

A/S Borstefabriken Dan                          Denmark                                      100.00

Osborn International Romania                    Romania                                       59.99

Jason UK Limited                                UK                                           100.00

Jason Holdings UK Limited                       UK                                           100.00

Janesville Products Limited                     UK                                           100.00

Osborn International Ltd                        UK                                           100.00

Webb Jarratt Limited                            UK                                           100.00

Dendix International Ltd                        UK                                           100.00

Forcepass Limited                               UK                                           100.00

Osborn International SA                         France                                       100.00

Beamnatural Limited                             UK                                           100.00

Osborn International LTDA                       Portugal                                     100.00

Lee & James Limited                             UK                                           100.00

Osborn International LDA                        Brazil                                       100.00
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